Exhibit 4.1

EXECUTION COPY

CROWN CASTLE INTERNATIONAL CORP.,

ISSUER

$500,000,000 AGGREGATE PRINCIPAL AMOUNT

OF

7.125% SENIOR NOTES DUE 2019

SECOND

SUPPLEMENTAL

INDENTURE

DATED AS OF OCTOBER 23, 2009

TO THE INDENTURE

DATED AS OF JANUARY 27, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section			Indenture Section
310	(a)	(1)	7.10
	(a)	(2)	7.10
	(a)	(3)	N.A.
	(a)	(4)	N.A.
	(a)	(5)	7.10
	(b)		7.10
	(c)		N.A.
311	(a)		7.11
	(b)		7.11
	(c)		N.A.
312	(a)		2.05
	(b)		10.03
	(c)		10.03
313	(a)		7.06
	(b)	(1)	N.A.
	(b)	(2)	7.07
	(c)		7.06;10.02
	(d)		7.06
314	(a)		4.03;10.02
	(b)		N.A.
	(c)	(1)	10.04
	(c)	(2)	10.04
	(c)	(3)	N.A.
	(d)		N.A.
	(e)		10.05
	(f)		N.A.
315	(a)		7.01
	(b)		7.05;10.02
	(c)		7.01
	(d)		7.01
	(e)		6.11
316	(a)	(last sentence)	2.09
	(a)	(1)(A)	6.05
	(a)	(1)(B)	6.04
	(a)	(2)	N.A.
	(b)		6.07
	(c)		2.12
317	(a)	(1)	6.08
	(a)	(2)	6.09
	(b)		2.04
318	(a)		10.01
	(b)		N.A.
	(c)		10.01

N.A. means not applicable.

*This Cross Reference Table is not part of the Indenture.

i

v

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 23, 2009 to the Indenture dated as of January 27, 2009 (the “Base Indenture,” together with this Supplemental Indenture, the “Indenture”) between Crown Castle International Corp., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Company has executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Securities;

WHEREAS, Section 9.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture without the consent of any Holders to establish the forms or terms of Securities of any series as permitted by Section 2.02 and Section 2.03 of the Base Indenture;

WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Company wishes to provide for the issuance of the 7.125% Senior Notes due 2019 (the “Notes”), the forms and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION OF NOTES;

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Application of this Supplemental Indenture. Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02, and any amendments or modifications to the terms of the Base Indenture made herein, are expressly and solely for the benefit of the Holders (and not for the benefit of any other series of Securities (as defined in the Base Indenture)). The Notes constitute a series of Securities as provided in Section 2.01 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document. All the Notes issued under this Supplemental Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

Section 1.02 Effect of Supplemental Indenture. With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Section 9.01 thereof to establish the terms of the Notes as set forth in this Supplemental Indenture, including as follows:

(a) Definitions. The definitions and other provisions of general application set forth in Sections 1.01, 1.02, 1.03 and 1,04 of the Base Indenture are deleted and replaced in their entirety by the provisions of Sections 1.03, 1.04, 1.05 and 1.06 of this Supplemental Indenture;

(b) The Securities. The provisions of Article II of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 2 of this Supplemental Indenture;

(c) Redemption. The provisions of Article III of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 3 of this Supplemental Indenture;

(d) Covenants. The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 4 of this Supplemental Indenture;

(e) Successors. The provisions of Article V of the Base Indenture are deleted and replaced in their entirety by Article 5 of this Supplemental Indenture;

(f) Defaults and Remedies. The provisions of Article VI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 6 of this Supplemental Indenture;

(g) Trustee. The provisions of Article VII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 7 of this Supplemental Indenture;

(h) Legal Defeasance and Covenant Defeasance. The provisions of Article VIII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 8 of this Supplemental Indenture;

(i) Amendments. The provisions of Article IX of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 9 of this Supplemental Indenture; and

(j) Miscellaneous. The provisions of Article X of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 10 of this Supplemental Indenture.

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (j) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling solely with respect to the Notes.

Section 1.03 Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the following meanings:

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of such Person or any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or in connection with the acquisition of the assets of such Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or such Person acquiring assets; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Consolidated Cash Flow” means, as of any date of determination, the sum of:

(1) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less the Company’s Tower Cash Flow for such four-quarter period; plus

(2) the product of four times the Company’s Tower Cash Flow for the most recent fiscal quarter for which internal financial statements are available.

For purposes of making the computation referred to above:

(1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income; and

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at November 1, 2014, plus (2) all required interest payments due on such Note through November 1, 2014 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10; and

(2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(a) that have a fair market value in excess of $10.0 million; or

(b) for net proceeds in excess of $10.0 million.

Notwithstanding the foregoing provisions of this definition, the following items shall not be deemed to be Asset Sales:

(1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(2) an issuance of Equity Interests by a Subsidiary to the Company or to another Restricted Subsidiary;

(3) a transfer or issuance of Equity Interests of an Unrestricted Subsidiary to an Unrestricted Subsidiary; provided, however, that such transfer or issuance does not result in a decrease in the percentage of ownership of the voting securities of such transferee Unrestricted Subsidiary that are collectively held by the Company and its Subsidiaries;

(4) a Restricted Payment that is permitted by Section 4.07;

(5) grants of leases or licenses in the ordinary course of business;

(6) disposals of Cash Equivalents;

(7) any disposition of property or equipment that has become damaged, worn out or obsolete or that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(8) dispositions in connection with the foreclosure of any Lien not prohibited by this Indenture;

(9) licenses or sublicenses of intellectual property;

(10) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement.

“Asset Sale Offer” has the meaning set forth in Section 4.10(e).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Certificated Note” means a Note that is in substantially the form attached hereto as Exhibit A and that is not a Global Note.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in clause (1) above) becomes the “beneficial owner” (as, such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares);

(4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Offer” has the meaning set forth in Section 4.15.

“Change of Control Payment” has the meaning set forth in Section 4.15.

“Change of Control Payment Date” has the meaning set forth in Section 4.15.

“Company” means Crown Castle International Corp., a Delaware corporation, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period; plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and actual net payments made (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of:

(1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

(2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

(3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

For the avoidance of doubt, Consolidated Indebtedness shall not include Indebtedness of any Restricted Subsidiary acquired by the Company or a Restricted Subsidiary and which is to be held by the Company or a Restricted Subsidiary to redemption or maturity of such Indebtedness.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person other than the Company that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

(3) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Tangible Assets” means, with respect to the Company, the total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:

(1) was a member of the Board of Directors on the date hereof; or

(2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means, solely for purposes of presenting the Notes, The Bank of New York Mellon located at 101 Barclay Street, 7 East, New York, New York 10286 and, for all other purposes the office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 601 Travis Street, 16th floor, Houston, Texas 77002, Attention: Corporate Trust Services, re: Crown Castle International Corp., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.03.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities, including the agreements governing the Senior Credit Facility, the Tower Cash Flow Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances and other similar obligations or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as Custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt to Adjusted Consolidated Cash Flow Ratio” means, as of any date of determination, the ratio of:

(1) the Consolidated Indebtedness of the Company as of such date to

(2) the Adjusted Consolidated Cash Flow of the Company as of such date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation less the amount of cash or cash equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07; and provided further, that, solely for the calculation of the “Debt to Adjusted Consolidated Cash Flow Ratio,” the 6.25% Convertible Preferred Stock shall not be deemed to be Disqualified Stock.

“Equity Interests” means Capital Stock, and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private primary offering for cash of common stock of the Company (other than public offerings of common stock of the Company registered on Form S-8 or any successor form).

“Excess Proceeds” has the meaning set forth in Section 4.10(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Capital Lease Obligations” means Capital Lease Obligations (or obligations pursuant to consolidated variable interest entities accounting that would otherwise be reflected as a liability) in respect of interests in real property on which cell towers of the Company or a Subsidiary of the Company are located in an aggregate principal amount not to exceed $200.0 million at any one time outstanding.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries in existence, and in such amount as is outstanding, on the date hereof.

“Fiscal Year” means the fiscal year of the Company, which as of the date hereof ends on December 31.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such are in effect on the date hereof.

“Global Note” means a global note that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 2 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such

Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person, provided that “Indebtedness” shall not include any Excluded Capital Lease Obligations. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness shall be the accreted value thereof.

“Indenture” means the Indenture as defined in the preamble hereto, as amended or further supplemented from time to time.

“Investment Grade Status” shall occur when the Notes receive a rating of “BBB-” or higher (with a stable outlook) from Standard & Poor’s Ratings Group and a rating of “Baa3” or higher from Moody’s Investors Service, Inc. (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency).

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company or a Restricted Subsidiary of the Company issues any of its Equity Interests such that, in each case, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(d).

“Legal Defeasance” has the meaning set forth in Section 8.02.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

(a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness or Excluded Capital Lease Obligations of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

(2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) or Excluded Capital Lease Obligations secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

(5) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and

(6) without duplication, any reserves that the Board of Directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments;

provided that in the case of any reversal of any reserve referred to in clause (5) or (6) of this definition, the amount so reversed shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 10.04.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 10.04. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Payment Default” has the meaning set forth in Section 6.01.

“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries on the date hereof and any other business reasonably related, ancillary or complementary to any such business.

“Permitted Investment” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) receivables created in the ordinary course of business;

(7) loans or advances to employees made in the ordinary course of business since the date hereof not to exceed $4.0 million at any one time outstanding;

(8) securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business;

(9) Investments since the date hereof of up to an aggregate of $100.0 million outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(10) other Investments in Permitted Businesses since the date hereof not to exceed an amount equal to $10.0 million plus 2.5% of the Company’s Consolidated Tangible Assets at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(11) stock, obligations, securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, in satisfaction of judgments, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(12) Hedging Obligations permitted under Section 4.09(b)(vii);

(13) pledges or deposits (a) with respect to leases or utilities provided to third parties in the ordinary course of business or (b) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12;

(14) Guarantees not prohibited by Section 4.09;

(15) any Investment deemed to result from variable interest entities accounting in respect of lease payments made with respect to interests in real property on which cell towers of the Company or a Subsidiary of the Company are located; and

(16) any Investment by the Company or any Restricted Subsidiary of the Company in a Person to the extent such Investment exists on the date hereof, and any extension, modification or renewal of any such Investment existing on the date hereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the date hereof).

“Permitted Liens” means:

(1) Liens existing on the date hereof;

(2) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3) Liens securing Indebtedness permitted to be incurred under Section 4.09(b)(iv);

(4) Liens securing Indebtedness under the Senior Credit Facility permitted to be incurred under Section 4.09(b)(i), (ii) or (v);

(5) Liens incurred in the ordinary course of business of the Company since the date hereof with respect to obligations that do not exceed $15.0 million at any one time outstanding and that:

(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade, credit in the ordinary course of business); and

(b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(6) Liens on property at the time the Company acquires such property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property of the Company (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(7) Pledges of stock or other equity interests of the Company’s direct Subsidiaries securing Indebtedness permitted to be incurred under Section 4.09; and

(8) Liens to secure any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings (or successive amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings), in whole or in part, of any Indebtedness secured by any Lien referred to in clauses (1), (3), (4) and (6) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (i) the outstanding principal amount, or, if issued with original issue discount, the aggregate accreted value of, or, if greater, the committed amount of the Indebtedness secured by Liens described under clauses (1), (3), (4) or (6) of this definition at the time such original Lien became a Permitted Lien; and (ii) an amount necessary to pay any fees, underwriting discounts and other costs and expenses, including premiums, related to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has (i) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) a final maturity date later than 90 days after the scheduled final maturity of the Notes; provided that, for purposes of clause (2)(i), in the case of any Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded that contains an anticipated repayment date by which such Indebtedness must be repaid in full in order to avoid dividend or other cash trap restrictions, the final maturity date of such Indebtedness (for purposes of determining the Weighted Average Life to Maturity) shall be deemed to be such anticipated repayment date;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred by the Company if the Company was the sole obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Responsible Officer” with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facility” means that certain Credit Agreement dated as of January 9, 2007, among Crown Castle Operating Company, as borrower, the Company and certain of its Subsidiaries, as guarantors, the several lenders from time to time parties thereto and The Royal Bank of Scotland plc, as administrative agent, as amended by the First Amendment to Credit Agreement, dated March 6, 2007, among the Company, Crown Castle Operating Company, Crown Castle Operating LLC, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent, including any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof, except that all references to “10 percent” in Rule 1-02(w)(1), (2) and (3) shall mean “5 percent” and that all Unrestricted Subsidiaries of the Company shall be excluded from all calculations under Rule 1-02(w).

“6.25% Convertible Preferred Stock” refers to the shares of 6.25% convertible preferred stock due 2012, par value $0.10 per share, of the Company outstanding, and with such terms as are in effect, on the date hereof and any shares of 6.25% Convertible Preferred Stock issued in lieu of cash dividends in respect of such shares of preferred stock.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership:

(a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

(b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Tower Asset Exchange” means any transaction in which the Company or one of its Restricted Subsidiaries exchanges assets for Tower Assets and/or cash or Cash Equivalents where the fair market value (evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee) of the Tower Assets and cash or Cash Equivalents received by the Company and its Restricted Subsidiaries in such exchange is at least equal to the fair market value (which determination shall be made in the good faith judgment of the Board of Directors) of the assets disposed of in such exchange.

“Tower Assets” means wireless transmission towers and other assets used or usable in a Permitted Business.

“Tower Cash Flow” means, for any period, the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue or license fees paid to lease or sublease space on communication sites owned or leased by the Company (provided that distributions of cash received by the Company or its Restricted Subsidiaries that was generated from any Unrestricted Subsidiary’s leasing activities, including with respect to spectrum licenses, shall constitute Tower Cash Flow), all determined on a consolidated basis and in accordance with GAAP. Tower Cash Flow shall not include revenue or expenses attributable to non-site rental services provided by the Company or any of its Restricted Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

“Tower Cash Flow Facilities” means, with respect to the Company or any Restricted Subsidiary, the agreements governing the Senior Secured Tower Revenue Notes, Series 2005-1 and the Senior Secured Tower Revenue Notes, Series 2006-1, the 7.750% Senior Secured Notes due 2017 and the Senior Secured Notes, Series 2009-1 or other similar financing arrangements which obligations thereunder are paid from the cash flows generated by the operations of towers, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2014; provided, however, that if the period from the redemption date to November 1, 2014 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Supplemental Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

(1) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained, at the time from Persons who are not Affiliates of the Company;

(2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Equity Interests; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness or Excluded Capital Lease Obligations of the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in Default of such covenant). Any Subsidiary of an Unrestricted Subsidiary that was properly designated an Unrestricted Subsidiary shall also constitute an Unrestricted Subsidiary. During any period that the covenants set forth in Section 4.19 are suspended, the Board of Directors shall not designate any Subsidiaries as Unrestricted Subsidiaries. Each of Crown Castle Investment Corp. and its Subsidiaries shall be considered properly designated and shall constitute Unrestricted Subsidiaries as of the date hereof. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if:

(1) such Indebtedness is, permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2) no Default would occur or be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

(b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.04 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Agent Members”	2.01(d)
“Depositary”	2.01(b)
“DTC”	2.01(b)
“Event of Default”	6.01
“Offer Amount”	3.08(b)
“Offer Period”	3.08(b)
“Paying Agent”	2.03(a)
“Permitted Debt”	4.09(a)
“Purchase Date”	3.08(b)
“Registrar”	2.03(a)
“Restricted Payment”	4.07(a)(iv)
“Suspended Covenants”	4.19

Section 1.05 Incorporation by Reference of Trust Indenture Act. Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following TIA terms used in this Supplemental Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.06 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) the term “including” means “including without limitation”;

(e) in the singular include the plural, and in the plural include the singular;

(f) provisions apply to successive events and transactions; and

(g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Issuance; Form and Dating. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made part of this Supplemental Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the each Global Note may from time to time be increased or decreased by adjustments made on the records of the Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c) Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Custodian.

(d) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.02 Execution and Authentication. (a) An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

(b) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(c) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

(d) On the date hereof, the Trustee shall authenticate and deliver up to $500,000,000 principal amount of 7.125% Senior Notes due 2019, which shall be represented by one or more Global Notes.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03 Registrar and Paying Agent. (a) The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (“Paying Agent”). The Trustee shall initially act as the Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any agent not a party to this Supplemental Indenture. If the Company fails to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

Section 2.04 Maintenance of Office or Agency; Paying Agent to Hold Money in Trust.

(a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. Such office shall initially be the office of the Trustee.

(b) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 10 days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Supplemental Indenture are satisfied. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the requirements of this Supplemental Indenture are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company or the Registrar may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

(b) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(c) Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange the Notes for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange the Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

(d) All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such transfer or exchange.

Section 2.07 Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Notes. (1) Certificated Notes shall be issued in exchange for interests in the Global Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor depositary is not appointed by the Company within 90 days or (y) upon request of a Holder upon an Event of Default or a Default has occurred and is continuing. In either such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order and an Officers’ Certificate, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Notes in exchange therefor. Certificated Notes issued in exchange for beneficial interests in Global Notes shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Notes to the persons in whose names such Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. (2) Notwithstanding any other provisions of the Indenture other than the provisions set forth in this Section 2.07(a)(1), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Notes. In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes in accordance of Section 2.07(a)(1), on or after such event when Certificated Notes are presented by a Holder to a Registrar with a request: (x) to register the transfer of the Certificated Notes to a person who shall take delivery thereof in the form of Certificated Notes only; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction under this Supplemental Indenture are satisfied; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(c) Transfers of Certificated Notes for Beneficial Interest in Global Notes. In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in Section 2.07(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Notes for interests in Global Notes by complying with the procedures set forth in this Supplemental Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Notes are presented by a Holder to a Registrar with a request: (x) to register the transfer of such Certificated Notes to a person who shall take delivery thereof in the form of a beneficial interest in a Global Note; or (y) to exchange such Certificated Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests shall be owned by the Holder transferring such Certificated Notes, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Note and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Note; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing;

(d) Transfers to the Company. Nothing in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Notes) to the Company or any of its Subsidiaries.

(e) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08 Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

(d) Upon the issuance of any new Note under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.09 Outstanding Notes. (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

(b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

(e) A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.10 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

Section 2.11 Temporary Notes. Until certificates representing the Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, temporary Notes shall have the same rights under this Supplemental Indenture as the definitive Notes.

Section 2.12 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder of the Notes a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.15 No Sinking Fund. No sinking fund shall be provided with respect to the Notes.

Section 2.16 Issuance of Additional Notes. (a) After the date hereof, the Company shall be entitled, subject to its compliance with Section 4.09, to issue additional Notes under this Supplemental Indenture, which Notes shall have identical terms as the Notes issued on the date hereof, other than with respect to the date of issuance and the amount of the issue price. All the Notes issued under this Supplemental Indenture shall be treated as a single class for all purposes of this Supplemental Indenture including waivers, amendments, redemptions and offers to purchase.

(b) With respect to any additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture and the provision of Section 4.09 that the Company is relying on to issue such additional Notes; and

(ii) the issue price, the issue date and the CUSIP number of such additional Notes; provided, however, that no additional Notes may be issued at a price that would cause such additional Notes to not be fungible for U.S. federal income tax purposes with any other Notes issued under this Supplemental Indenture.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee. If the Company desires to redeem all or part of the Notes pursuant to Section 3.07, it shall notify the Trustee of the redemption date and the principal amount of the Notes to be redeemed. The Company shall give the notice to the Trustee at least 30 but no more that 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.02 Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

(i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(ii) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by a method that complies with approved legal and securities exchange requirements, if any, as the Trustee in its sole discretion shall deem fair and appropriate.

(b) No Notes of $2,000 of principal amount at maturity or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.

(c) If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03 Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Company defaults in making such redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or provision of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a) paragraph.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, the Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption Price. (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all the Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Company complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of the Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to November 1, 2014, the Notes may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date.

(b) Except as provided Section 3.07(a) and (c), the Notes shall not be redeemable at the Company’s option prior to November 1, 2014. On or after November 1, 2014, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices expressed as percentages of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2014	103.563%
2015	102.375%
2016	101.188%
2017	100.000%

(c) Notwithstanding the provisions of Section 3.07(a), on or before November 1, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued, including any additional Notes issued pursuant to Section 2.16, at a redemption price of 107.125% of the principal amount of the Notes to be redeemed on the redemption date with the net cash proceeds of one or more Equity Offerings; provided that:

(i) at least 65% of the aggregate principal amount of Notes originally issued, including any additional Notes issued pursuant to Section 2.16, remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company or any of its Subsidiaries; and

(ii) the redemption occurs within 90 days of the date of the closing of the Equity Offering.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Offer to Purchase by Application of Excess Proceeds. (a) In the event that, pursuant to Section 4.10(e) hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the aggregate principal amount (or accreted value, as applicable), plus accrued and unpaid interest, if any (except as provided in Section 3.08(c)), of Notes and other senior Indebtedness of the Company required to be purchased pursuant to Section 4.10(e) hereof (on a pro rata basis if Notes and other senior Indebtedness of the Company tendered are in excess of the Excess Proceeds) (which maximum amount shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes and other senior Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iii) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(iv) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in a minimum denomination of $2,000 and integral multiples of $1,000 only;

(v) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice at least three days before the Purchase Date;

(vi) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(vii) that, if the aggregate principal amount (or accreted value, as applicable) of Notes and other senior Indebtedness of the Company surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000, shall be purchased); and

(viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and other senior Indebtedness, or portions thereof, tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and other senior Indebtedness tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and if the Note surrendered was a Certificated Note, the Company shall promptly issue a new Certificated Note, without service charge, and the Trustee, upon receipt of a Company Order, shall authenticate and mail, or cause to be transferred by book entry, such new Certificated Note to such Holder, in a principal amount equal to any unpurchased portion of the Certificated Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

(f) Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. (a) The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal of and interest on the Notes shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., New York Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders or cause the Trustee to furnish to the Holders, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on

Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. In addition, the Company shall file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods (including any extensions thereof) specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made, the reports shall be deemed to be furnished to the Trustee and the Holders.

(c) If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in Section 4.03(a) with the SEC within the time periods specified in the SEC’s rules and regulations applicable to a registrant that is not an accelerated filer or a large accelerated filer unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in clause (b) above on its website within the time periods specified above.

(d) In the event that the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.03 for the Company will satisfy this Section 4.03, and the Company will satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(e) The Company agrees that, for so long as any Notes remain outstanding, at any time it is not required to file the reports required pursuant to this Section 4.03 with the SEC, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after the occurrence thereof, notice of any event that constitutes or, with the giving of notice or the passage of time or both, would constitute Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than (1) any such Equity Interests owned by the Company or any of its Restricted Subsidiaries or (2) any acquisition of Equity Interests deemed to occur upon the exercise of options or restricted stock rights if such Equity Interests represent a portion of the exercise price thereof or taxes due in connection therewith);

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than intercompany Indebtedness), except a payment of interest or a payment of principal at Stated Maturity (or within one year of final maturity); or

(iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) of this Section 4.07(a) occurring since the date of this Indenture, being collectively referred to as “Restricted Payments”);

unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Restricted Payment; and

(ii) the Company’s Debt to Adjusted Consolidated Cash Flow Ratio would have been no greater than 7.0 to 1 after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available.

(b) The preceding provisions shall not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration of that dividend if at said date of declaration such payment would have complied with the provisions of this Indenture;

(ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock);

(iii) the defeasance, redemption, repurchase, or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary’s Equity Interests on a pro rata basis;

(v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, restricted stock arrangement, or stock option or similar agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all of the repurchased, redeemed, acquired or retired Equity Interests pursuant to this Section 4.07(b)(v) shall not exceed $15.0 million in any Fiscal Year;

(vi) the payment of scheduled dividends on the 6.25% Convertible Preferred Stock, whether paid in cash or in kind through the issuance of additional shares of 6.25% Convertible Preferred Stock, all in accordance with the certificate of designations governing the 6.25% Convertible Preferred Stock as in effect on the date hereof; or

(vii) other Restricted Payments in an aggregate amount not to exceed $50.0 million at any time outstanding.

(c) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of the designation. All of those outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of the Investments at the time of such designation. Such designation shall only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default or an Event of Default.

(d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this Section 4.07 to be valued will be valued by the Board of Directors and evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions to the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(ii) pay any Indebtedness owed to the Company;

(iii) make loans or advances to the Company; or

(iv) transfer any of its properties or assets to the Company.

(b) The restrictions set forth in clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

(i) Existing Indebtedness as in effect on the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that either (1) such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Existing Indebtedness as in effect on the date hereof or (2) the Company determines that any such encumbrance or restriction shall not materially affect the Company’s ability to pay interest or principal, when due, on the Notes (which determination shall be made in the good faith judgment of Board of Directors (and evidenced by a Board Resolution), which determination shall be conclusively binding);

(ii) Indebtedness of any Restricted Subsidiary under any Credit Facility that is permitted to be incurred or outstanding pursuant to Section 4.09; provided that such Credit Facility and Indebtedness contain only such encumbrances and restrictions on such Restricted Subsidiary’s ability to engage in the activities set forth in clauses (i) through (iv) of Section 4.08(a) as are, at the time such Credit Facility is entered into or amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced, ordinary and customary for a Credit Facility of that type as determined in the good faith judgment of Board of Directors (and evidenced in a Board Resolution), which determination shall be conclusively binding;

(iii) encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which the Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary;

(iv) any Indebtedness incurred in compliance with Section 4.09 or any agreement pursuant to which such Indebtedness is issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction shall not materially affect the Company’s ability to pay interest or principal on the Notes;

(v) this Indenture;

(vi) applicable law;

(vii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time that Person is acquired by the Company (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of this Indenture to be incurred;

(viii) customary non-assignment provisions in leases, licenses, easements or similar arrangements entered into in the ordinary course of business;

(ix) purchase money obligations for property acquired in the ordinary course of business of the nature described in Section 4.09(b)(iv) on the property so acquired or under Excluded Capital Lease Obligations with respect to the property subject thereto;

(x) any agreement for the sale of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale;

(xi) Permitted Refinancing Indebtedness, provided that either (1) the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (2) the Company determines that any such encumbrance or restriction shall not materially affect the Company’s ability to pay interest or principal, when due, on the Notes (which determination shall be made in the good faith judgment of Board of Directors (and evidenced by a Board Resolution), which determination shall be conclusively binding);

(xii) Liens permitted to be incurred pursuant to Section 4.12 that limit the right of the debtor to transfer the assets subject to such Liens;

(xiii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements or arrangements;

(xiv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(xv) Indebtedness permitted to be incurred pursuant to Section 4.09(b)(xiv); provided that the Company determines that any such encumbrance or restriction shall not materially affect the Company’s ability to pay interest or principal, when due, on the notes (which determination shall be made in the good faith judgment of the Board of Directors (and evidenced by a Board Resolution), which determination shall be conclusively binding).

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock if, in each case, the Company’s Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of the Indebtedness or the issuance of the Disqualified Stock or preferred stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds from such incurrence or issuance as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 7.0 to 1.

(b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, “Permitted Debt”):

(i) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Senior Credit Facility in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed $250.0 million;

(ii) the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(iii) the incurrence by the Company of the Indebtedness represented by the Notes to be issued on the date hereof;

(iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness since the date hereof represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this Section 4.09(b)(iv), not to exceed $50.0 million at any one time outstanding;

(v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (ii), (iii), this clause (v) or clause (ix) of Section 4.09(b);

(vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and that:

(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary; and

(2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an incurrence of the Indebtedness by the Company or the Restricted Subsidiary, as the case may be;

(vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (1) interest rate risk or (2) currency exchange risk, and, in either case, not for speculative purposes;

(viii) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Indenture;

(ix) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with the acquisition of assets or a new Subsidiary and the incurrence by the Company’s Restricted Subsidiaries of Indebtedness as a result of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that, in the case of any such incurrence of Acquired Debt, such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, the acquisition by the Company or one of its Restricted Subsidiaries; and provided further that, in the case of any incurrence pursuant to this Section 4.09(b)(ix), as a result of such acquisition by the Company or one of its Restricted Subsidiaries, the Company’s Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Acquired Debt, after giving pro forma effect to such incurrence as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been either (1) no greater than 7.0 to 1 or (2) less than the Company’s Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence;

(x) the incurrence by the Company or any of its Restricted Subsidiaries of any Indebtedness in respect of (1) performance bonds, bankers’ acceptances, letters of credit, surety or appeal bonds or similar instruments provided by the Company or any Restricted Subsidiary in the ordinary course of business, (2) the financing of insurance premiums in the ordinary course of business or (3) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(xi) the incurrence by the Company or any of its Restricted Subsidiaries of any Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(xii) the incurrence by the Company or any of its Restricted Subsidiaries of any Indebtedness consisting of indemnification, adjustment of purchase price, earn-out or similar obligations of the Company or any Restricted Subsidiary, in each case incurred in connection with the acquisition or disposition of any assets, business or Person by the Company or any Restricted Subsidiary;

(xiii) the incurrence by the Company or any of its Restricted Subsidiaries of any Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

(xiv) the incurrence by Foreign Subsidiaries of additional Indebtedness, the proceeds of which are used for ordinary course business purposes, in an aggregate principal amount, at any time outstanding, not to exceed $25.0 million; and

(xv) the incurrence by the Company or any of its Restricted Subsidiaries since the date hereof of additional Indebtedness and/or the issuance by the Company of Disqualified Stock in an aggregate principal amount, accreted value or liquidation preference, as applicable, at any time outstanding, not to exceed $100.0 million.

(c) The Company shall not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness the Company shall be deemed to be contractually subordinated in right of payment to any other indebtedness of the Company solely by virtue of being unsecured.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) of Section 4.09(b) above or is entitled to be incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09. For the avoidance of doubt, any such accretion or payment is considered, for purposes of Section 4.09(b)(v), to be permitted and outstanding under the paragraph or clause pursuant to which the underlying Indebtedness was incurred. Indebtedness under the revolving portion of the Senior Credit Facility outstanding on the date hereof shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(i), and all other Indebtedness under the Senior Credit Facility or the Tower Cash Flow Facilities outstanding on the date hereof shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(ii).

Section 4.10 Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii) fair market value is determined by the Board of Directors and evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee; and

(iii) except in the case of a Tower Asset Exchange, at least 75% of the consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

(b) For purposes of Section 4.10(a)(iii) above only, each of the following shall be deemed to be cash:

(i) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are assumed by the transferee of any assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability;

(ii) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or the Restricted Subsidiary into cash within 90 days of the applicable Asset Sale, to the extent of the cash received in that conversion; and

(iii) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this Section 4.10(b)(iii), not to exceed $150.0 million in the aggregate at any time outstanding (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary may apply those Net Proceeds to:

(i) reduce non-subordinated Indebtedness of the Company;

(ii) reduce Indebtedness or Excluded Capital Lease Obligations of any of the Company’s Restricted Subsidiaries (including by way of the Company or a Restricted Subsidiary acquiring outstanding Indebtedness of any Restricted Subsidiary to be held by the Company or a Restricted Subsidiary to redemption or maturity of such Indebtedness);

(iii) acquire all or substantially all the assets of a Permitted Business;

(iv) acquire Voting Stock of a Permitted Business from a Person that is not a Subsidiary of the Company; provided that, after giving effect to the acquisition, the Company or its Restricted Subsidiary owns a majority of the Voting Stock of that Permitted Business; or

(v) make a capital expenditure or acquire other long-term assets (including long-term land use easements, ground leases and similar land rights) that are used or useful in a Permitted Business.

(d) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(c) (whether by election or the passage of time) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall be required to make an offer to all Holders, and all holders of other senior Indebtedness of the Company containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other senior Indebtedness of the Company that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”). The offer price in any Asset Sale Offer shall be payable in cash and shall be 100% of the principal amount of any Notes, plus accrued and unpaid interest, if any (except as provided in Section 3.08(c)), to the date of purchase. In the case of any other senior Indebtedness, the offer price shall be 100% of the principal amount (or accreted value, as applicable) of the Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Asset Sale Offer shall be made in accordance with the procedures set forth in this Indenture and the other senior Indebtedness of the Company. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use the remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and the other senior Indebtedness of the Company tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other senior Indebtedness to be purchased on a pro rata basis. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f) The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Asset Sale Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of the compliance.

Section 4.11 Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii) the Company delivers to the Trustee:

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that the Affiliate Transaction complies with Section 4.11(a)(i) and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the Holders of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

(i) any employment arrangements with any executive officer of the Company or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses;

(ii) transactions between or among the Company and/or its Restricted Subsidiaries;

(iii) payment of reasonable and customary directors fees;

(iv) Restricted Payments that are permitted by Section 4.07 and loans or advances to employees made in the ordinary course of business and consistent with past practices;

(v) the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company; and

(vi) payments of customary fees by the Company or any of its Restricted Subsidiaries to any independent investment bank or Affiliate of an independent investment bank made for any corporate advisory services or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities including, without limitation, in connection with acquisitions or divestitures, which are approved by a majority of the Board of Directors in good faith.

Section 4.12 Liens. The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset directly held by the Company now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Section 4.13 Business Activities. The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 [Intentionally Omitted].

Section 4.15 Offer to Repurchase Upon Change of Control. (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part of principal amount equal to $2,000 or an integral multiple of $1,000 of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any

Change of Control Offer shall be payable in cash and shall equal 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on the Notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Company.

(c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that the new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000.

(d) The Change of Control provisions described in this Section 4.15 shall be applicable whether or not any other provisions of this Indenture are applicable. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described above by virtue of the compliance.

(e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to make a Change of Control Offer in the event it has exercised its rights to redeem all of the outstanding Notes as provided under Section 3.07. A Change of Control Offer may be made in advance of a Change of Control and conditioned upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. The provisions under this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 4.16 Sale and Leaseback Transactions. The Company shall not enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if:

(i) the Company could have:

(1) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09; and

(2) incurred a Lien to secure such Indebtedness pursuant to Section 4.12; and

(ii) the transfer of assets in the sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 3.08 and Section 4.10(e).

Section 4.17 [Intentionally Omitted].

Section 4.18 Limitation on Issuances of Guarantees of Indebtedness. The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person other than a Subsidiary of the Company, of all of the Company’s stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture.

Section 4.19 Effectiveness of Covenants. The covenants described under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and Section 5.01(ii)(4) (collectively, the “Suspended Covenants”) shall no longer be in effect if on any date the Company attains Investment Grade Status and no Default or Event of Default shall have occurred and be continuing. If at any time the Company’s credit rating is downgraded from Investment Grade Status, then the Suspended Covenants shall thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Company subsequently attains Investment Grade Status (in which event the Suspended Covenants shall again no longer be in effect for such time that the Company maintains Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Company attains Investment Grade Status and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets. The Company shall not:

(i) consolidate or merge with or into (whether or not the Company is the surviving corporation); or

(ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

(1) either:

(a) the Company is the surviving corporation; or

(b) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a Person (which, if not a corporation, includes a corporate co-issuer) organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default exists; and

(4) except in the case of:

(a) a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company; and

(b) a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction:

(i) in the case of a merger or consolidation in which the Company is the surviving corporation, the Company’s Debt to Adjusted Consolidated Cash Flow Ratio at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if the transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available for income statement purposes, would have been (i) no greater than 7.0 to 1 or (ii) less than the Company’s Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction; or

(ii) in the case of any other such transaction, the Debt to Adjusted Consolidated Cash Flow of the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made, at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of such entity or Person for which internal financial statements are available for income statement purposes, would have been (i) no greater than 7.0 to 1 or (ii) less than the Company’s Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction; provided that for purposes of determining the Debt to Adjusted Consolidated Cash Flow Ratio of any entity or Person for purposes of this Section 5.01(ii)(4)(b)(ii) the entity or Person shall be substituted for the Company in the definition of Debt to Adjusted Consolidated Cash Flow Ratio and the defined terms included in Section 1.03.

Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor Company, except in the case of a lease that meets the requirements of Section 5.01, shall be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. (a) Each of the following constitutes an Event of Default:

(i) default for 30 days in the payment when due of interest on the Notes;

(ii) default in payment when due of the principal of or premium, if any, on the Notes;

(iii) failure by the Company or any of its Subsidiaries to comply with the provisions in Section 5.01 or failure by the Company to consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of this Indenture applicable thereto;

(iv) failure by the Company or any of its Subsidiaries for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under Section 4.03) after notice to comply with any of its other agreements in this Indenture or the Notes;

(v) default under any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(1) is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”); or

(2) results in the acceleration of the Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vii) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due; or

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case;

(2) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

(3) orders the liquidation of the Company or any of its Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) A Default under Section 6.01(a)(iv) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

Section 6.02 Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the principal of, and accrued and accrued and unpaid interest if any, on such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.01(a)(vii) or Section 6.01(a)(viii), with respect to the Company, all outstanding Notes shall be due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

Section 6.03 Other Remedies. (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of the Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Supplemental Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. (a) A Holder of a Note may pursue a remedy with respect to this Supplemental Indenture or the Notes only if:

(i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

(b) A Holder of a Note may not use this Supplemental Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or Section 6.01(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Supplemental Indenture, as modified or supplemented by a supplemental indenture, if any, and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Supplemental Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Supplemental Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (g).

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Supplemental Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good, faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Supplemental Indenture and the Notes, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

(g) The Trustee shall not be deemed to have notice or charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received from the Company or any Holders by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Supplemental Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture at the request or direction of any of the Holders pursuant to this Supplemental Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j) The Trustee may from time to time request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Supplemental Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive right of the Trustee to take any action under this Supplemental Indenture shall not be construed as a duty to so act.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement in this Supplemental Indenture, in the Notes, or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of the principal amount of (or the portion thereby specified in the Notes), premium, if any, or accrued and unpaid interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Reports by Trustee to Holders. (a) Within 60 days after each May 15, beginning with the first May 15 after the date hereof, for so long as the Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing the Supplemental Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

(b) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any liquidated damages on the Notes.

(c) The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Supplemental Indenture, any rejection or termination of this Supplemental Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or Section 6.01(a)(viii), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a Custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the then outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Supplemental Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(e) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 7.10, after written notice hereto, the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Supplemental Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Supplemental Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. (a) The Trustee shall at all times satisfy the requirements of TIA §310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

(b) This Supplemental Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).

Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of the Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge. (a) Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Supplemental Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Supplemental Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust referred to below;

(ii) the Company’s obligations with respect to the Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(iv) the Legal Defeasance provisions of this Supplemental Indenture.

(b) Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.18 hereof and Section 5.01(ii)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Supplemental Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(a)(iii) through Section 6.01(a)(vi) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance. (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States Dollars, non-callable Government Notes, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date hereof, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing either:

(1) on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(2) insofar as Events of Default from bankruptcy or insolvency events with respect to the Company are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than this Supplemental Indenture, to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(vi) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(viii) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes. (a) Notwithstanding Section 9.02 of this Supplemental Indenture, the Company and the Trustee may amend or supplement this Supplemental Indenture or the Notes without the consent of any Holder of the Notes to:

(i) cure any ambiguity, omission, defect or inconsistency;

(ii) provide for uncertificated Notes in addition to or in place of Certificated Notes;

(iii) provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation;

(iv) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Supplemental Indenture of any such Holder in any material respect; or

(v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

For the avoidance of doubt, nothing in this Supplemental Indenture shall be construed to require any consent of any Holder to amend or supplement the Base Indenture in any manner that does not relate to the Notes.

(b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes. (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.08, 4.10 and 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 or otherwise may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption, but not any required repurchase in connection with an Asset Sale Offer or Change of Control Offer, of the Notes;

(iii) reduce the rate of or extend the time for payment of interest on any Note;

(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, excluding a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the Payment Default that resulted from such acceleration;

(v) make any Note payable in money other than that stated in the Notes;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(vii) waive a redemption payment, but not any payment upon a required repurchase in connection with an Asset Sale Offer or Change of Control Offer, with respect to any Note;

(viii) except as provided in Section 8.01 and Section 8.02 or in accordance with the terms of any Subsidiary Guarantee, release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or make any change in a Subsidiary Guarantee that would adversely affect the Holders; or

(ix) make any change in the foregoing amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes. (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

MISCELLANEOUS

Section 10.01 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 10.02 Notices. (a) Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Crown Castle International Corp.

1220 Augusta Drive, Suite 500

Houston, TX 77057

Telecopier No.: (713) 570-3150

Attention: Chief Financial Officer

With a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Telecopier No.: (212) 474-3700

Attention: Stephen L. Burns, Esq.

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Fax: (713) 483-6959

Attention: Corporate Trust Services, re: Crown Castle International Corp.

(b) The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Except as otherwise expressly stated in this Supplemental Indenture, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Supplemental Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Supplemental Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Supplemental Indenture or the TIA.

Section 10.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the

Company, as such, shall have any liability for any obligations of the Company under the Notes, this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.08 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09 Ratification of Base Indenture; No Adverse Interpretation of Other Agreements. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplement Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 10.10 Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 10.11 Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13 Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.14 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of October 23, 2009.

CROWN CASTLE INTERNATIONAL CORP.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
	Name:	Rafael Martinez
	Title:	Senior Associate

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SUPPLEMENTAL INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

CROWN CASTLE INTERNATIONAL CORP.

7.125% Senior Notes due 2019

$

No.

[1]	These paragraphs should be included only if the Note is a Global Note.

1

CUSIP No. 228227 BA1

CROWN CASTLE INTERNATIONAL CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Supplemental Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, [the principal sum of $ (                         Dollars)] [the principal sum set forth on the Schedule of Exchanges of Notes attached hereto] 2 on November 1, 2019, and to pay interest thereon from October 23, 2009 or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 (each, a “Payment Date”) in each year, commencing May 1, 2010, at the rate of 7.125% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Supplemental Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be April 15 or October 15, as the case may be, next preceding such Payment Date or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. A “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the Person in whose name this Note is registered at the close of business on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 30 days before the special record date, the Company shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

If a Holder has given wire transfer instructions to the Company, the Company will make all payments of principal, premium and interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar for the Notes within the City and State of New York unless, with respect to such other payments, the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[2]	Use this language only if the Note is a Global Note.

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Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Note shall not be entitled to any benefit under the Supplemental Indenture or be valid or obligatory for any purpose.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated: October 23, 2009

CROWN CASTLE INTERNATIONAL CORP.

By:
Name:
Title:

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This is one of the Notes designated therein referred to in the within-mentioned Supplemental Indenture.

Dated: October 23, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

1.	Notes.

This Note is one of a duly authorized issue of senior notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under the Second Supplemental Indenture, dated as of October 23, 2009 (the “Supplemental Indenture”), to the Indenture dated as of January 27, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Supplemental Indenture), and reference is hereby made to the Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as “7.125% Senior Notes due 2019,” limited in aggregate principal amount to $500,000,000. All terms used in this Note which are defined in the Supplemental Indenture shall have the meanings assigned to them in the Supplemental Indenture.

2.	No Sinking Fund.

No sinking fund is provided for the Notes.

3.	Optional Redemption.

(a) At any time prior to November 1, 2014, the Notes may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date.

(b) During the period after the date of original issuance of the Notes until November 1, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 107.125% of the principal amount of the Notes to be redeemed on the redemption date with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company or any of its Subsidiaries; and

(2) the redemption occurs within 90 days of the date of the closing of the Equity Offering.

(c) Except pursuant to the preceding paragraphs under this Paragraph 3, the Notes will not be redeemable at the Company’s option prior to November 1, 2014. On or after November 1, 2014,

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the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices expressed as percentages of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1, of the years indicated below:

Year	Percentage
2014	103.563%
2015	102.375%
2016	101.188%
2017	100.000%

4.	Selection and Notice of Redemption.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by a method that complies with approved legal and securities exchange requirements, if any, as the Trustee in its sole discretion shall deem fair and appropriate.

(b) No Notes of $2,000 of principal amount at maturity or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

5.	Repurchase at Option of Holder.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000, of such Holder’s Notes (the “Change of Control Offer”). The offer price in any Change of Control Offer will be payable in cash and will be 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on the Notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the Supplemental Indenture and described in such notice.

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(b) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the Indenture (whether by election or the passage of time) will be deemed to constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders of Notes, and all holders of other senior Indebtedness of the Company containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other senior Indebtedness of the Company that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be payable in cash and will be 100% of the principal amount of any Notes, plus accrued and unpaid interest, if any, to the date of purchase. In the case of any other senior Indebtedness, the offer price will be 100% of the principal amount (or accreted value, as applicable) of the Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Asset Sale Offer will be made in accordance with the procedures set forth in the Supplemental Indenture and the other senior Indebtedness of the Company. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and the other senior Indebtedness of the Company tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other senior Indebtedness to be purchased on a pro rata basis. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

6.	Acceleration Upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or its Restricted Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

(b) The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

(c) The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the

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Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is also required to deliver to the Trustee, promptly after the occurrence thereof, written notice of any event that constitutes or, with the given notice or passage of time or both, would constitute a Default or Event of Default, the status thereof and what action the Company is taking or proposes to take in respect thereof.

7.	Amendment and Modification.

The Supplemental Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of no less than a majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

8.	No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

9.	Transfer and Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register maintained by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar.

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10.	No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

11.	Treatment as Owner.

Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12.	No Liability.

A director, officer, employee, stockholder or incorporation, as such, of the Company shall not have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under the Note or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties (Cust)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-	Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Supplemental Indenture, check the appropriate box below:

☐                                ☐

Section 4.10                Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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FORM OF ASSIGNMENT

For value received                                          hereby sell(s), assign(s) and transfer(s) unto [also insert social security or other identifying number of assignee] the within Note, and hereby irrevocably constitutes and appoints                                          as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Date of Exchange	Principal Amount of this Global Note Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

[3]	This schedule should be included only if the Note is a Global Note.

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